                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 8, 2003

                      JACOBSON RESONANCE ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

        Nevada                      0-27847                   65-0684400
    (State or other            (Commission File              (IRS Employer
    jurisdiction of                 Number)               Identification No.)

  8200 Jog Road, Suite 100, Boynton Beach, FL              33437
         (Address of Principal Executive Offices)        (Zip Code)

       Registrant's telephone number, including area code (561) 752-4141

                                       N/A
          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountants.

         On April 10, 2003, the Registrant's Board of Directors approved the appointment on April 8, 2003 of Wiener, Goodman & Company, P.C. ("WGC") as the
Registrant's independent auditors for the fiscal year ending December 31, 2002, and dismissed Goldstein Golub Kessler LLP ("GGK"), which had audited the
Registrant's financial statements for the last three fiscal years ended December
31, 2001, 2000 and 1999, respectively.

         The Registrant's Board of Directors believes that the appointment of
WGC to audit the Registrant's consolidated financial statements for the fiscal year ended December 31, 2002, and thereafter is in the best interests of the
Registrant and its shareholders at this point in the development of the
Registrant's business.

         None of GGK's reports on the Registrant's financial statements for any of the Registrant's past three fiscal years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except for a modification as to an uncertainty about the Registrant's ability to continue as a going concern. During the
Registrant's two most recent fiscal years and any subsequent interim period preceding the dismissal of GGK, there were no disagreements with GGK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of GGK, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

Item 7.           Financial Statements and Exhibits.

                  (a)      Exhibits:

                  16.2     Letter on change in certifying accountant from Wiener,
                           Goodman & Company, P.C.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 10, 2003              JACOBSON RESONANCE ENTERTPRISES, INC.
                                     (Registrant)

                                     By: /s/ Dr. Jerry I. Jacobson
                                       -----------------------------
                                             Dr. Jerry I. Jacobson, Chairman
                                             and Chief Executive Officer